Exhibit (a)(1)(ii)

YAK COMMUNICATIONS INC. TENDER OFFER

 SUBSTITUTE FORM W-9
LETTER OF TRANSMITTAL TO TENDER SHARES OF YAK COMMUNICATIONS INC.	PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

Pursuant to the Offer to Purchase dated October 3, 2006, Yakquisition Corp., a wholly-owned subsidiary of Globalive Communications Corp., has offered to purchase all outstanding shares of Yak Communications, Inc. common stock, no par value per share, at a price per share of $5.25. The offer expires on October 30, 2006, subject to any extension. See Instructions below.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, was/were the registered holder(s) of the shares of Yak Communications Inc. stock represented by the enclosed certificates on the effective date of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

If the Taxpayer ID Number printed

above is INCORRECT OR if the     è☐☐☐☐☐☐☐☐☐

space is BLANK write in the

CORRECT number here.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

	Signature:	Date:

PLACE AN ☒ IN ONE TENDER BOX ONLY

Ž☐ Tender All

ŒSignature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

☐ Partial Tender ☐☐☐☐☐☐☐☐●☐☐☐☐ WHOLE SHARES FRACTIONS

X | |
Signature of Stockholder Date Daytime Telephone # X | |
Signature of Stockholder Date Daytime Telephone #

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

Œ	Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN

Ž	If you are tendering all your shares for cash, please check this box only.

	If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

	If you cannot produce some or all of your stockholder certificates, please call toll Nevada Agency and Trust Company at 1-775-322-0626 or E-mail at info@natco.org.

‘	If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-888-684-1236 (Toll Free)

From outside the U.S.:

1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3448	480 Washington Boulevard	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop–Reorg	New York, NY 10271
Jersey City, NJ 07310

‘ Special Transfer Instructions		’ Special Mailing Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the under-signed or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)